Exhibit 99.1

Intermolecular Reports Second Quarter 2018 Financial Results

Program Revenue Up 45% Year-over-Year, Driving Net Income of $0.5 million and 19% Adjusted EBITDA Margin

SAN JOSE, Calif., August 6, 2018 -- Intermolecular, Inc. (NASDAQ: IMI), the trusted partner for advanced materials innovation, today reported results for its second quarter ended June 30, 2018.

Q2 2018 Financial and Operational Highlights

•	Revenue was $9.8 million, an increase of 1% sequentially and 21% over the prior year.
•	Program revenue grew 1% sequentially and 45% over the prior year.
•	Net income totaled $0.5 million compared with a net loss of $(2.9) million in the prior year.
•	Total cash and investments increased $4 million from the prior quarter to $31.3 million or $0.63 per diluted share.
•	Secured two new contracts during the quarter.

Management Commentary

“Intermolecular achieved net income of $0.5 million in the second quarter of 2018 along with our fourth consecutive period of positive adjusted EBITDA,” said company president and CEO, Chris Kramer. “As a percentage of revenue, our gross margins and net income were the highest since our IPO. These achievements are the result of the strategic actions we have taken over the past year to increase customer engagements, reduce our cost structure, and profitably build our services business. Looking at our performance for the first half of the year, our program revenue grew by more than 40% and we generated $2.8 million in adjusted EBITDA.”

Second Quarter of 2018 Financial Results

Revenue for the second quarter of 2018 was $9.8 million, up 1% compared to $9.7 million in the first quarter of 2018, and up 21% compared to $8.1 million in the same period a year ago. Program revenue grew 1% sequentially and 45% over the same period a year ago to $9.4 million.

Total operating expenses for the second quarter of 2018 were $6.7 million, down 6% compared to $7.1 million in the first quarter of 2018, and down 22% compared to $8.5 million in the same period a year ago.

Net income for the second quarter of 2018 totaled $0.5 million, or $0.01 per basic and diluted share, an improvement from net loss of $(0.6) million, or $(0.01) per basic and diluted share in the prior quarter, and net loss of $(2.9) million, or $(0.06) per basic and diluted share in the same period a year ago.

Non-GAAP net income for the second quarter of 2018 totaled $0.7 million, or $0.01 per basic and diluted share, compared to non-GAAP net loss of $(0.4) million, or $(0.01) per basic and diluted share in the prior quarter, and non-GAAP net loss of $(2.5) million, or $(0.05) per basic and diluted share in the same period a year ago.

Adjusted EBITDA for the second quarter of 2018 totaled $1.8 million, an improvement from $1.0 million in the prior quarter and an adjusted EBITDA loss of $(1.0) million in the same period a year ago.

Cash and investments totaled $31.3 million at the end of second quarter of 2018, an increase of $4.0 million compared to $27.2 million at the end of first quarter of 2018. The company had no debt at quarter end.

2018 Financial Outlook

“We anticipate that our third quarter financial results will be impacted by the successful conclusion of certain programs as well as temporary delays in the execution of other program opportunities in our pipeline,” Kramer. “We would like to emphasize that our relationships with our major customers are excellent and the completion of an existing program was the result of a successful collaboration that bodes well for future business. We expect many of these opportunities to materialize in the fourth quarter, giving us confidence that our financial results for Q4 will be substantially better compared to the third quarter. Given these temporary delays, we are updating our revenue guidance for fiscal 2018 to be between $34 million and $36 million, highlighted by 15% year-over-year growth in our services business at the midpoint. As we look ahead to 2019, we remain confident in our ability to continue to grow and scale our business profitably.”

The following statements are based on Intermolecular’s current expectations for the third quarter ending September 30, 2018. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Intermolecular does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Revenue is projected to be in the range of $6.5 million to $7.5 million;
•	Net loss is projected to be between a loss of $(1.7) million and $(2.8) million, or $(0.04) per share and $(0.06) per share, based on approximately 49.7 million shares expected to be outstanding;
•

Non-GAAP net income, excluding stock-based compensation expense, is projected to be between a loss of $(1.4) million and $(2.5) million, or $(0.03) per share and $(0.05) per share, based on approximately 49.7 million shares expected to be outstanding; and,

•	Adjusted EBITDA loss is projected to be between $(0.6) million and $(1.7) million.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income/Loss to Non-GAAP Net Income” below.

Conference Call

Intermolecular will host a conference call and simultaneous audio-only webcast today (August 6, 2018) at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. The call will be hosted by Intermolecular President and CEO Chris Kramer and CFO Bill Roeschlein.

U.S. dial-in number: (877) 251-1860

International dial-in number: (224) 357-2386

Conference ID: 1997328

Please call the conference telephone number five to ten minutes prior to start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A live and archived webcast (audio only) of the call will be available on Intermolecular’s website for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation. Learn more at www.intermolecular.com.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond Intermolecular’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent annual report on Form 10-K as updated by our quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Program revenue	$9,365	$6,480	$18,621	$13,291
Licensing and royalty revenue	437	1,609	856	4,742
Total revenue	9,802	8,089	19,477	18,033
Cost of revenue:
Cost of program revenue	2,856	2,545	6,231	5,242
Cost of licensing and royalty revenue	3	2	4	292
Total cost of revenue	2,859	2,547	6,235	5,534
Gross profit	6,943	5,542	13,242	12,499
Operating expenses:
Research and development	4,056	5,385	8,087	12,494
Sales and marketing	858	931	1,654	2,412
General and administrative	1,748	2,217	4,034	5,225
Restructuring charges	—	3	—	1,350
Total operating expenses	6,662	8,536	13,775	21,481
Income (Loss) from operations	281	(2,994)	(533)	(8,982)
Other income (expense):
Interest income (expense), net	140	58	245	113
Other income (expense), net	75	82	162	179
Total other income (expense), net	215	140	407	292
Income (Loss) before provision for income taxes	496	(2,854)	(126)	(8,690)
Provision for income taxes	—	—	1	1
Net income (loss)	$496	$(2,854)	$(127)	$(8,691)
Earnings (loss) per share:
Basic	$0.01	$(0.06)	$(0.00)	$(0.18)
Diluted	$0.01	$(0.06)	$(0.00)	$(0.18)
Weighted-average number of shares used in computing earnings (loss) per share
Basic	49,672,739	49,554,701	49,627,584	49,537,074
Diluted	50,059,639	49,554,701	49,627,584	49,537,074

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of June 30, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,347	$6,090
Short-term investments	25,662	18,060
Total cash, cash equivalents and short-term investments	30,009	24,150
Accounts receivable	1,920	5,519
Prepaid expenses and other current assets	725	1,069
Total current assets	32,654	30,738
Long-term investments	1,283	1,657
Materials inventory	2,836	2,781
Property and equipment, net	4,171	5,913
Intangible assets, net	2,382	2,620
Other assets	551	600
Total assets	$43,877	$44,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145	$928
Accrued liabilities	1,054	865
Accrued compensation and employee benefits	2,494	2,535
Deferred revenue	309	941
Total current liabilities	4,002	5,269
Other long-term liabilities	2,808	2,967
Total liabilities	6,810	8,236
Stockholders’ equity:
Common stock	50	50
Additional paid-in capital	215,449	214,796
Accumulated other comprehensive loss	(43)	(35)
Accumulated deficit	(178,389)	(178,738)
Total stockholders’ equity	37,067	36,073
Total liabilities and stockholders’ equity	$43,877	$44,309

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(127)	$(8,691)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	2,693	3,597
Stock-based compensation	482	978
(Gain) loss on disposal of property and equipment	—	(7)
Changes in operating assets and liabilities:
Accounts receivable	4,074	2,221
Prepaid expenses and other assets	393	515
Materials inventory	(134)	373
Accounts payable	(750)	743
Accrued and other liabilities	(67)	4
Deferred revenue	(633)	211
Net cash (used in) provided by operating activities	5,931	(56)
Cash flows from investing activities:
Purchase of investments	(19,367)	(11,897)
Redemption of investments	12,010	13,215
Purchase of property and equipment	(489)	(521)
Proceeds from sale of equipment	—	10
Net cash (used in) provided by investing activities	(7,846)	807
Cash flows from financing activities:
Payment of capital leases	—	(11)
Proceeds from exercise of common stock options	172	—
Net cash (used in) provided by financing activities	172	(11)
Net increase (decrease) in cash and cash equivalents	(1,743)	740
Cash and cash equivalents at beginning of period	6,090	5,759
Cash and cash equivalents at end of period	$4,347	$6,499

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP cost of net revenue	$2,859	$2,547	$6,235	$5,534
Stock-based compensation expense (a)	(39)	(41)	(92)	(106)
Non-GAAP cost of net revenue	$2,820	$2,506	$6,143	$5,428
GAAP gross profit	$6,943	$5,542	$13,242	$12,499
Stock-based compensation expense (a)	39	41	92	106
Non-GAAP gross profit	$6,982	$5,583	$13,334	$12,605
As a percentage of net revenue:
GAAP gross margin	70.8%	68.5%	68.0%	69.3%
Non-GAAP gross margin	71.2%	69.0%	68.5%	69.9%
GAAP operating income (loss)	$281	$(2,994)	$(533)	$(8,982)
Stock-based compensation expense (a):
- Cost of net revenue	39	41	92	106
- Research and development	59	63	114	245
- Sales and marketing	21	10	51	69
- General and administrative	93	208	225	558
Non-GAAP operating income (loss)	$493	$(2,672)	$(51)	$(8,004)

GAAP net income (loss)	$496	$(2,854)	$(127)	$(8,691)
Stock-based compensation expense (a)	212	322	482	978
Non-GAAP net income (loss)	$708	$(2,532)	$355	$(7,713)

GAAP net income (loss)	$496	$(2,854)	$(127)	$(8,691)
Interest (income) expense, net	(140)	(58)	(245)	(113)
Provision for taxes	—	—	1	1
Depreciation, amortization, impairments and accretion	1,270	1,619	2,693	3,597
Restructuring charges (b)	—	3	—	1,350
Stock-based compensation expense (a)	212	322	482	978
Adjusted EBITDA	$1,838	$(968)	$2,804	$(2,878)

Shares used in computing basic and diluted earnings per share:
Basic	49,672,739	49,554,701	49,627,584	49,537,074
Diluted	50,059,639	49,554,701	49,627,584	49,537,074
GAAP earnings (loss) per share:
Basic	$0.01	$(0.06)	$(0.00)	$(0.18)
Diluted	$0.01	$(0.06)	$(0.00)	$(0.18)
Non-GAAP earnings (loss) per share:
Basic	$0.01	$(0.05)	$0.01	$(0.16)
Diluted	$0.01	$(0.05)	$0.01	$(0.16)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

Intermolecular, Inc.

Third Quarter 2018 Outlook

Reconciliation of GAAP Net Income/Loss to Non-GAAP Net Income

(In thousands, except per share amounts, Unaudited)

GAAP net loss range	$(1,700) - $(2,800)
Stock-based compensation	$300 - $300
Non-GAAP net income range	$(1,400) - $(2,500)

GAAP and Non-GAAP diluted shares	49,700
GAAP net loss per share range	$(0.04) - $(0.06)
Non-GAAP net income per share range	$(0.03) - $(0.05)

Corporate Contact:

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

(408) 582-5415

Investor Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

IMI@liolios.com

(949) 574-3860